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                                                                   EXHIBIT 10.14

February 22, 2001

VIA OVERNIGHT DELIVERY

PERSONAL AND CONFIDENTIAL

Mr. John M. Davison
57 Hanna Road
Toronto, Ontario
M4G 3M8

Dear John:

On several occasions over the past several months, you have expressed a desire to resign from Imax Corporation (the "Company") and pursue other interests. The purpose of this letter is to set out the terms and conditions under which you and our Company have mutually agreed to end our employment relationship.

In exchange for the consideration referred to below, you have agreed to:

     1. Continue to work as one of three members of our Company's new Office of the Chief Executive Officer along with me and Rich Gelfond

          (a)  on a full time basis until March 31, 2001;

          (b)  for four days a week during April, 2001; and

          (c) for three days a week during May, 2001, provided that if a new Chief Financial Officer has not commenced employment with our Company by April 1, 2001, you will continue to work three days a week from May 1 until June 30, 2001 or such earlier date as Rich Gelfond and I (the "Co-Chief Executive Officers") shall determine in our discretion (June 30, 2001 or such earlier date being deemed to be your "Resignation Date" provided that such Resignation date shall not be before May
          31, 2001).

     2.   Continue to have responsibility for,

          (a) the preparation and finalization of our Company's financial statements and annual report for the year ended December 31, 2000;

          (b) the preparation and finalization of our Company's financial statements and Report on Form 10-Q for the first quarter 2001;


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          (c)  the preparation and finalization of our Company's 2001 budget;
          and

          (d) such other work and/or projects given to you at the reasonable discretion of the Co-Chief Executive Officers.

     3. Assume primary responsibility for the recruitment and selection of a new Chief Financial Officer for our Company as expeditiously as possible.

     4. Train and familiarize the new Chief Financial Officer with respect to the duties and responsibilities of the position and the financial affairs of our Company prior to your Resignation Date so as to ensure that the transition of your duties and responsibilities to the new Chief Financial Officer is as smooth, efficient and seamless as possible.

     5. Conduct yourself in a fully professional and ethical manner up to and including your Resignation Date.

     6. Provide our Company with a letter of resignation confirming your decision to resign as an employee, officer and director of our Company effective as of your Resignation Date.

     7. Return all Company property and information in your possession, control or custody to our Company on or before your Resignation Date.

     8. Refrain from making any derogatory, disparaging or critical comments regarding our Company, its management, employees, expertise, services or products, either before or following your Resignation Date.

     9. Remain bound by Article 7 of your employment agreement dated January 16, 1991, a copy of which is attached, on the understanding that the "date of any termination of his employment" referred to in such Article
     7 shall be deemed to be June 30, 2001.

     10. Provide information and make yourself available to answer questions relating to the accounting, financial and other affairs of the Company for up to ten hours per month between your Resignation Date and December 31, 2002.

     11. Release our Company from any and all claims you may have arising from or relating to your employment with our Company, or the termination of your employment with our Company, by signing and returning the Acknowledgement, Representation and Release to me by no later than February 26, 2001.

     12. The termination and cancellation, immediately upon signing the Acknowledgement, Representation and Release at the end of this letter, of all of your stock options which are scheduled to vest after December 31, 2002.
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     13. The termination and cancellation, immediately upon securing alternate employment prior to December 31, 2002, of all of your stock options which have not vested by the date you secure such alternate employment.

In consideration for your agreement to, and subject to your fulfillment of, the terms and conditions described above, our Company has agreed to:

     1. Continue to pay you your regular base salary, less all applicable deductions, up to and including your Resignation Date.

     2. Continue to provide you with full benefits, including short term disability and long term disability benefits and car and all car related benefits, up to and including your Resignation Date, but not thereafter.


     3. Pay you any accrued vacation pay, less all applicable deductions, owing to you up to and including your Resignation Date.

     4. Pay for the cost of executive outplacement counselling services to be provided to you by Miller Dallas up to a maximum of CDN$50,000.

     5. In full and complete settlement of your August 21, 2000 retention letter agreement, pay you U.S. $200,000, less all applicable deductions, on July 1, 2001 provided that you have not resigned from our Company, except in accordance with this letter, or been terminated for cause prior thereto.

     6. Pay you amounts equal to your former annual salary of U.S. $400,000, less all applicable deductions, commencing July 1, 2001 and ending December 31, 2002 (total payment U.S. $600,000).

     7. Continue to cover you for all normal employment benefits, including car and pension benefits, (but excluding short term disability benefits, long term disability benefits and vacation pay) up to and including the earlier of December 31, 2002 or the date that you accept employment with a new employer, whichever occurs first.

     8. Allow you to exercise those stock options which you have been granted and which have already vested or will vest on or before (a) December 31, 2002 or (b) the date you secure alternate employment, whichever date occurs first, before such date or within 30 days of such date in accordance with, and subject to, the terms and conditions of the our Company's Stock Option Plan dated June 2000 and the letter to you from our Company dated April 4, 2000 in respect of Future Options (as defined therein) (it being understood and agreed that you will not receive any new grant of options after the date of this letter).

     9. Refrain from making any derogatory, disparaging or critical comments regarding you.
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     10. Secure your agreement to the timing and context of any internal or external announcement of your resignation, subject to our Company's legal obligations.

I trust that the foregoing reflects the agreement that we have reached as a result of our recent discussions.

                                           Yours very truly,

                                           /s/ "Bradley Wechsler"
                                           --------------------------------
                                           Bradley Wechsler
                                           Co-Chief Executive Officer


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                   ACKNOWLEDGEMENT, REPRESENTATION AND RELEASE



         I have read the above letter carefully. I hereby accept the consideration referred to in the above letter in full settlement of any and all claims I may have relating to my employment with Imax Corporation or my resignation therefrom. In consideration of my acceptance of this consideration, I hereby release and forever discharge Imax Corporation and its successors and assigns and any associated or related corporations (collectively, "IMAX"), and their officers, directors, employees, shareholders and agents from any and all actions, causes of action, claims and demands whatsoever and without limitation, all actions, causes of action, claims and demands arising from my employment with IMAX or my resignation therefrom, including without limitation, any claims, statutory or otherwise, for termination pay, severance pay or vacation pay under the Ontario Employment Standards Act or for pay in lieu of notice or damages for wrongful dismissal or constructive dismissal at common law.

         I hereby confirm that, to the best of my knowledge, I have provided to the Co-Chief Executive Officers reasonably complete information and guidance as to what I believe:

         (a)   the Company's earnings for the fiscal year 2000 will be;

         (b)   the Company's earnings for the first quarter of 2001 will be; and

         (c)   the Company's 2001 budget will be.

I further confirm that, during my employment with IMAX, to the best of my knowledge, IMAX complied with all relevant, material accounting rules and regulations, consistent with the advice of its auditors.

         In consideration for my acceptance of this consideration, I further agree that I will not disclose any of the terms or conditions of this letter to anyone, except as necessary to obtain financial or legal advice. I further agree to abide by the terms and conditions set out in the above letter and confirm that such terms and conditions are reasonable and enforceable.

       /s/  "John M. Davison"                            February 26, 2001
- ------------------------------------                  ----------------------
         John M. Davison                                     Date

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7.   Non-Competition

7.1 The Executive acknowledges that he will be entrusted with detailed confidential information and trade secrets concerning the present and contemplated techniques and modes of merchandising evolved and used in connection with the Business and concerning the customers and clients of the Business, their names, addresses and requirements and concerning employees of the Business, the disclosure of any of which detailed confidential information and trade secrets to competitors of the Corporation or to the general public would be highly detrimental to the best interests of the Corporation. The Executive further acknowledges and agrees that the right to maintain confidential such detailed confidential information and trade secrets constitutes a proprietary right which the Corporation is entitled to protect. Accordingly, the Executive covenants and agrees with the Corporation:

         (a) that he will not, except with the prior written consent of the Corporation or in the course of his employment for the purposes of the Business, at any time during his employment with the Corporation or during the period of two years from the date of any termination of his employment, disclose any of such detailed confidential information and trade secrets with respect to the Business to any person or use the same for any purposes other than those of the Corporation;

         (b) that he will not, except with the prior written consent of the Corporation, at any time during his employment with the Corporation or during the period of two years from the date of any termination of his employment, either individually or in partnership or jointly or in conjunction with any person as principal, agent, shareholder, creditor, employee, partner or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligation of or permit his name or any part thereof to be used or employed by any person engaged in or concerned with or interested in any business directly competitive with the Business or any portion of ht Business, anywhere in any country of the world in which the Business or any portion of the Business is carried on or is proposed to be carried on at any time during his employment with the Corporation; and

         (c) that he will not, except with the prior written consent of the Corporation, at any time during his employement with the Corporation or at any time during the period of two years from the date of any termination of his employment:


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              (i)  contact, for the purpose of solicitation in connection with a similar business, any person, firm, corporation or governmental agency who is a customer of the Corporation in connection with the Business at such date of termination; or

              (ii) contact any employee or executive of the Corporation employed by the Corporation at such date of termination in connection with the Business for the purpose of offering him or her employment with any person other than the Corporation.

7.2 In any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and subclauses (a), (b) and (c) and paragraphs (i) and (ii) of subclause (c) of clause 7.1 hereof are declared to be separate and distinct convenants. The Executive hereby agrees that all restrictions in clause 7.1 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Executive. The Executive acknowledges that a violation of any of the provisions of clause 7.1 will result in immediate and irreparable damage to the Corporation and agrees that in the event of such violation the Corporation shall, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.